Exhibit 12.1

Intervest Bancshares Corporation and Subsidiaries

Computation of Ratios of Earnings to Fixed Charges

	For the Nine-Months Ended September 30, 2008
	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
	($ in thousands)
Earnings before income taxes (1)	$11,950	$101	$1,744
Fixed charges, excluding interest on deposits (2)	7,410	2,653	4,226

Earnings before income taxes and fixed charges, excluding interest on deposits	19,360	2,754	5,970
Interest on deposits	60,659	—	—

Earnings before income taxes and fixed charges, including interest on deposits	$80,019	$2,754	$5,970

Earnings to fixed charges ratios:
Excluding interest on deposits	2.61x	1.04x	1.41x
Including interest on deposits	1.18x	1.04x	1.41x

	For the Nine-Months Ended September 30, 2007
	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
	($ in thousands)
Earnings before income taxes (1)	$27,640	$226	$1,574
Fixed charges, excluding interest on deposits (2)	8,638	2,761	4,964

Earnings before income taxes and fixed charges, excluding interest on deposits	36,278	2,987	6,538
Interest on deposits	58,380	—	—

Earnings before income taxes and fixed charges, including interest on deposits	$94,658	$2,987	$6,538

Earnings to fixed charges ratios:
Excluding interest on deposits	4.20x	1.08x	1.32x
Including interest on deposits	1.41x	1.08x	1.32x

	For the Year Ended December 31, 2007
	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
	($ in thousands)
Earnings before income taxes (1)	$34,452	$292	$1,650
Fixed charges, excluding interest on deposits (2)	11,106	3,647	6,526

Earnings before income taxes and fixed charges, excluding interest on deposits	45,558	3,939	8,176
Interest on deposits	78,547	—	—

Earnings before income taxes and fixed charges, including interest on deposits	$124,105	$3,939	$8,176

Earnings to fixed charges ratios:
Excluding interest on deposits	4.10x	1.08x	1.25x
Including interest on deposits	1.38x	1.08x	1.25x

	For the Year Ended December 31, 2006
	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
	($ in thousands)
Earnings before income taxes (1)	$41,484	$118	$5,813
Fixed charges, excluding interest on deposits (2)	12,666	4,910	7,197

Earnings before income taxes and fixed charges, excluding interest on deposits	54,150	5,028	13,010
Interest on deposits	65,631	—	—

Earnings before income taxes and fixed charges, including interest on deposits	$119,781	$5,028	$13,010

Earnings to fixed charges ratios:
Excluding interest on deposits	4.28x	1.02x	1.81x
Including interest on deposits	1.53x	1.02x	1.81x

	For the Year Ended December 31, 2005
	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
	($ in thousands)
Earnings before income taxes (1)	$32,250	$112	$5,745
Fixed charges, excluding interest on deposits (2)	12,528	5,003	7,370

Earnings before income taxes and fixed charges, excluding interest on deposits	44,778	5,115	13,115
Interest on deposits	44,919	—	—

Earnings before income taxes and fixed charges, including interest on deposits	$89,697	$5,115	$13,115

Earnings to fixed charges ratios:
Excluding interest on deposits	3.57x	1.02x	1.78x
Including interest on deposits	1.56x	1.02x	1.78x

	For the Year Ended December 31, 2004
	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
	($ in thousands)
Earnings before income taxes (1)	$20,229	$107	$4,379
Fixed charges, excluding interest on deposits (2)	12,353	4,351	7,945

Earnings before income taxes and fixed charges, excluding interest on deposits	32,582	4,458	12,324
Interest on deposits	26,330	—	—

Earnings before income taxes and fixed charges, including interest on deposits	$58,912	$4,458	$12,324

Earnings to fixed charges ratios:
Excluding interest on deposits	2.64x	1.02x	1.55x
Including interest on deposits	1.52x	1.02x	1.55x

	For the Year Ended December 31, 2003
	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
	($ in thousands)
Earnings (loss) before income taxes (1)	$15,993	$(638)	$3,255
Fixed charges, excluding interest on deposits (2)	10,127	3,024	7,140

Earnings before income taxes and fixed charges, excluding interest on deposits	26,120	2,386	10,395
Interest on deposits	18,437	—	—

Earnings before income taxes and fixed charges, including interest on deposits	$44,557	$2,386	$10,395

Earnings to fixed charges ratios:
Excluding interest on deposits	2.58x	.79x	1.46x
Including interest on deposits	1.56x	.79x	1.46x

(1)	Intervest Bancshares Corporation’s earnings before income taxes includes dividends received from subsidiaries for purposes of this calculation.
(2)	Fixed charges represent interest on debentures and other short-term borrowings and amortization of debenture offering costs.